Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Global MobileTech, Inc. (formerly Trevenex Resources, Inc.)  (a development stage company):

We hereby consent to the use in the Post Effective Amendment No. 2 to the Registration Statement on Form S-1 (the “Registration Statement”) of our report dated August 6, 2009, relating to the balance sheets of Global MobileTech, Inc. (formerly Trevenex Resources, Inc.) (a development stage company) (the “Company”) as of June 30, 2009 and 2008 and the related statement of operations, stockholder’s equity and cash flows for the fiscal year ended June 30, 2009, for the period from December 10, 2007 (Inception) through June 30, 2008 and for the period from December 10, 2007 (Inception) through June 30, 2009, which report includes an explanatory paragraph as to an uncertainty with respect to the Company’s ability to continue as a going concern, appearing in such Registration Statement.  We also consent to the reference to our firm under the Caption “Experts” in such Registration Statement.

/s/ Li & Company, PC

Li & Company, PC

Skillman, New Jersey

June 3, 2010